Exhibit 5.2

                           [Tiffany & Co. Letterhead]
                                                             August 8, 1997

Tiffany & Co.
727 Fifth Avenue
New York, New York   10022

Gentlemen:

         As Senior Vice President, General Counsel and Secretary of Tiffany & Co., a Delaware corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-8 being filed today (the "Registration
Statement") with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 additional shares (the "Shares") of the Company's common stock, $0.01 par value per share, issuable pursuant to the Company's 1986 Stock Option Plan (the "Option Plan").

         In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation and By-Laws of the Company, as amended, (b) resolutions adopted by the Board of Directors of the Company at meetings held on September 18, 1986, November 20, 1986, March 19, 1987, January 21, 1988, May 18, 1989, July 20, 1989, December 5,
1989,  January 18, 1990, March 19, 1992, January 20, 1994, March 17, 1994, March
21, 1996, and November 21, 1996, (c) resolutions adopted by the shareholders of the Company on May 19, 1988, May 17, 1990, May 21, 1992, May 19, 1994, and May
16, 1996, (d) Action by Written Consent of Stockholders in Lieu of Meeting of March 19, 1987 and (e) the Option Plan. For purposes of this opinion, I have assumed the genuineness of the signatures and authority of persons signing documents on behalf of parties other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

         This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

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Tiffany & Co.
August 8, 1997
Page Two


         Based upon the foregoing, I am of the opinion that the Shares will be, upon issuance and delivery and payment therefor in the manner described in the Option Plan and the option agreements issued thereunder, duly and validly authorized, issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

         I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement.

                                                  Sincerely,

                                                  s/s Patrick B. Dorsey
                                                  Senior Vice President
                                                  General Counsel and Secretary

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